CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" within the Prospectus and "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information of AllianceBernstein Variable Products Series Fund, Inc. and to the use of our reports dated February 11, 2009 relating to AllianceBernstein Balanced Wealth Strategy Portfolio, AllianceBernstein Global Thematic Growth Portfolio (formerly AllianceBernstein Global Technology Portfolio), AllianceBernstein Growth Portfolio, AllianceBernstein Growth and Income Portfolio, AllianceBernstein International Value Portfolio, AllianceBernstein Money Market Portfolio, AllianceBernstein Large Cap Growth Portfolio, AllianceBernstein Real Estate Investment Portfolio, AllianceBernstein Small Cap Growth Portfolio, AllianceBernstein Small/Mid Cap Value Portfolio, AllianceBernstein Utility Income Portfolio, AllianceBernstein Value Portfolio, AllianceBernstein Wealth Appreciation Strategy Portfolio, AllianceBernstein Intermediate Bond Portfolio and AllianceBernstein International Growth Portfolio for the fiscal year ended December 31, 2008 which are incorporated by reference in this Post Effective Amendment No. 49 Registration Statement (Form N-1A No. 811-5398) of AllianceBernstein Variable Products Series Fund, Inc.


                                                               ERNST & YOUNG LLP

New York, New York
April 27, 2009